                                                                    Exhibit 2(w)


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into this 21st day of Oct., 1996, by and between Thaddeus A. Majerek, residing at ________________, Ohio ("Employee"), and United Magazine Company, an Ohio corporation.

                             BACKGROUND INFORMATION

     A. United Magazine Company is engaged, directly and through its subsidiaries, in the business of the wholesale distribution of books, magazines and other periodicals (the "Business"). United Magazine Company and its subsidiaries are hereinafter referred to collectively as the "Company."

     B. Employee desires to enter into the employment of the Company to serve in a management capacity and to perform such duties as they may be assigned to him from time to time by the Board of Directors of the Company (the "Board").

     C. The Company desires to employ Employee to serve in a management capacity and to perform such appropriate duties as may be assigned to him from time to time by the Board in accordance with the terms and provisions set forth herein.

                                    PROVISION

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and provisions set forth herein, it is agreed as follows:

     1. EMPLOYMENT CAPACITY AND DUTIES. During the term of this Agreement, Employee shall serve the Company in a management capacity, and shall be responsible for performing such appropriate duties as the Board may from time to time assign to him. Initially, Employee shall serve as a senior executive of the Company, or such other position within the Company as may be equivalent to same, and his duties shall be consistent with those duties and responsibilities customarily assigned to such position. Throughout the term of this Agreement any substantially additional or different duties or responsibilities assigned to Employee shall be those normally associated with growth and promotion of an executive within the Company. Employee shall devote his full time, skill, labor and attention to the affairs and business of the Company. Employee shall not actively engage in or devote any of his time and attention to any business other than the Company's, except as a passive, non-participating investor in such businesses, provided however, that Employee may maintain his current positions with those various companies not in competition, directly or indirectly, with the wholesale periodical distribution business of the Company.

     In assigning duties to Employee under this Agreement, the Company shall not require Employee to move his primary residence from the Niles, Michigan area, although it is anticipated that a significant amount of travel will be required of Employee.

     2. COMPENSATION. During the term of this Agreement and while employed by the Company, Employee's compensation shall be as follows:

          (a) BASE SALARY. Subject to the terms and conditions contained herein, Employee shall receive an annual base compensation, which shall be payable on a weekly basis, in the following amounts ("Base Salary"):

          First Year:  $160,000.00

          Second Year: The same base salary as the prior year plus the Company's standard cost of living increase.

          Third Year:  The same base salary as the immediately prior year plus the Company's standard cost of living increase.

          (b) BONUS. At the end of each year of the term of this Agreement, Employee's performance shall be reviewed by the Board, and Employee shall receive a gross bonus in an amount to be determined by the Board based upon Employee's performance and the overall performance of the Company.

     3. OTHER BENEFITS.

          (a) Employee shall be entitled to such rights, benefits and privileges, including group medical and life insurance, pension or other fringe benefits or compensation programs, as the Company may from time to time adopt for management employees generally.

          (b) Employee shall be entitled to the exclusive use of an automobile equivalent to that previously provided to Employee by his former company.

          (c) Employee shall be entitled to a vacation of four (4) weeks annually. During such periods, his compensation shall be paid in full.

          (d) The Company will provide a 401(k) plan in accordance with the Company's standard policy.

     4. EXPENSES. The Company shall pay or reimburse Employee for all disbursements or expenses reasonably incurred by him during the term of this Agreement in connection with the performance of his duties under this Agreement. Such reimbursement shall be made upon the presentation of expense vouchers or reports in accordance with the standard procedures of the Company with respect to expense items.

     5. WORKING FACILITIES. The Company shall provide Employee with such facilities, supplies, and services as are reasonably suitable to the position within the Company and which Employee and the Company reasonably agree are necessary for Employee to perform his duties hereunder.

     6. TERM. This Agreement shall commence on the effective date of this Agreement and shall continue for a period of three (3) years, unless earlier terminated as provided herein.

     7. TERMINATION OF EMPLOYMENT FOR CAUSE. This Agreement and Employee's employment hereunder may be terminated by the Company, effective immediately upon notice to Employee (or at such later date as may be specified in the notice of termination), upon the occurrence of any of the following, as determined by a vote of a majority of the Board:

          (a) Sickness or injury of Employee which results in Employee being unable to perform substantially all of his duties hereunder for a period of six (6) consecutive months;

          (b) Employee engages in, undertakes or is a party to or involved in, any one of the following acts or events:

               (i) Any act of fraud or material conflict of interest or self-dealing involving the Company; or

               (ii) Any felony or any offense involving moral turpitude or any criminal offense involving the Company; or

               (iii) A material violation or breach of any of Employee's covenants under Section 9 of this Agreement; or

          (c) Employee engages in misconduct or neglect of duty or in any willful action which materially and adversely affects the business, affairs or goodwill of the Company; or

          (d) Repeated failure to follow reasonable written policies, procedures or practices established by the Company, and failure to conform Employee's actions to such policies, procedures or practices within thirty (30) days after notice from the Company.

     In addition, Employee's employment hereunder shall terminate automatically upon the death of Employee, or the incompetency of Employee, as determined by a court of competent jurisdiction.

     In the event of termination of Employee's employment pursuant to this
Section 7, Employee shall be entitled to all compensation, benefits and expense reimbursements payable through the date of termination, and to no further compensation. If Employee disagrees with a determination by the Board with respect to the existence of conditions supporting the Company's termination of this Agreement pursuant to this Section 7, Employee may, within thirty (30) days of his receipt of notice of termination from the Company, file a demand for arbitration with respect to the issue of whether such conditions existed in the City of Columbus, Ohio, in accordance with the rules then prevailing of the American Arbitration Association, by a panel of three (3) arbitrators, and judgment upon the award rendered by the arbitrators may be entered in a court of competent jurisdiction.

     8 . TERMINATION OF EMPLOYMENT WITHOUT CAUSE. In the event the Company terminates Employee's employment during the term of this Agreement other than as permitted by Section 7 hereof, Employee shall be entitled to continuation of salary and benefits under this Agreement for the remainder of the term of this Agreement and shall be entitled to no other recovery or damages related to such termination whether under contract, tort or otherwise.

     9. COVENANTS OF EMPLOYEE.

          (a) REASONS FOR COVENANTS. Employee, during the term of his employment, will have access to and will become familiar with, various trade secrets, confidential and proprietary information, data, plans and know-how of the Company, heretofore known only to the Company, its employees, agents and contractors. These trade secrets and confidential and proprietary information, including, without limitation, information relating to the Company's operations or the financial condition or results of its operations, its marketing or business strategies and plans, the names, addresses, case histories or plans of any of its customers or prospective customers, its operating procedures or plans, its advertising methods or plans, the names, addresses, training, background or other information regarding any person who is or was an employee of the Company, and other compilations of information which are owned by the Company and which are regularly used in the operation of the business of the Company ("Confidential Information"), are and will be the result of large amounts of time, effort and expense of the Company in developing such information and in recruiting and training such employees and are essential to the success of the Company. Confidential Information shall be maintained by Employee on a confidential basis, and Employee shall not interfere with the employment relationships between the Company and its employees, agents, customers, suppliers and other contractors by inducing any of those employees, agents, customers, suppliers or other contractors to terminate their employment or other relationships with the Company.

          (b) COVENANT OF NON-DISCLOSURE. With respect to any Confidential Information received by Employee, until such time, if any, as such Confidential Information becomes generally known to the public (other than as a result of disclosure by Employee), Employee shall:

               (i) Not use such Confidential Information for his own purposes other than in connection with his regular activities for or on behalf of the Company, and shall refrain from using, disclosing, disseminating or publishing to or with any person, firm, company or entity, or making available to any others for any use other than for or on behalf of the Company, such Confidential Information, directly or indirectly, during his employment or after termination thereof; and

               (ii) Restrict disclosure of such Confidential Information only to others as may reasonably be necessary in the conduct of the Company's business; and

               (iii) Advise all such persons of the strict obligations of confidentiality hereunder; and

               (iv) Take such steps to protect the confidentiality of Confidential Information as are necessary to keep it confidential.

               Provided, however, that Employee shall not be precluded from utilizing or disclosing any information regarding the Company which
          (i) is generally available to the public; (ii) is lawfully obtained by the Employee from a source other than the Company; (iii) is required to be disclosed by or in any judicial or administrative process, proceeding or investigation or by applicable law; or (iv) is generally known in the industry in which the Company conducts its business.

          (c) COVENANT OF NON-SOLICITATION. Employee shall not, directly or indirectly, at any time during his employment with the Company and for a period of two (2) years after termination of such employment:

               (i) Solicit or attempt to solicit any employee, customer, agent, supplier or contractor of the Company to leave the employment of the Company or terminate its relationship with the Company; or

               (ii) Assist or attempt to assist any person, firm or Company in any way to solicit any employee, customer, agent, supplier or contractor of the Company to leave the employment of the Company or terminate its relationship with the Company.

          (d) TERMINATION OF EMPLOYMENT. At such time as the employment relationship between Employee and the Company has terminated, Employee shall:

               (i) Promptly return to the Company, or at the Company's option, destroy, all Confidential Information, including all copies of documents, notes or materials made by Employee or at his direction, and promptly return to the Company all company property, including keys and automobiles; and

               (ii) Certify in writing to the Company that he has so complied;
          and

               (iii) Not use Confidential Information or transact business in a manner in any way based upon or utilizing Confidential Information.

          (e) COVENANT NOT TO COMPETE. Commencing on the effective date of this Agreement and continuing for a period of five (5) years (or until such earlier date, if any, as the Company terminates Employee's employment other than in accordance with Section 7 hereof), Employee shall not, individually or in concert with any other person or entity, or through a company, partnership or other entity, own, manage, operate, control, be employed by, work on behalf of, invest in, assist (financially or otherwise), provide advisory, consulting or other services for, participate in or be interested or connected in any manner, with the ownership, management, operation, promotion or control of, any person, company, partnership, proprietorship or other business which is engaged, directly or indirectly, in a business which:

               (i) is the same as or similar to the Business or any part thereof; or

               (ii) is the same as or similar to any business conducted by the Company during or as of the date of termination of Employee's employment; or

               (iii) sells or provides a Conflicting Product (as hereinafter defined) in competition with the Company;

     and conducts business in any state of the United States of America or in any foreign country where the Company, at any time during or as of the date of termination of Employee's employment hereunder, currently conducts, or reasonably expects to conduct, its business or any part thereof.

          As used herein, "Conflicting Product" means any product, product line or service which is similar to any product, product line or service that is being marketed or sold by the Company at any time during or as of the date of termination of Employee's employment, or with respect to which the Company has acquired and disclosed to Employee Confidential Information which the Company intends to use in the marketing or sale of a product or service.

          Employee shall provide, upon request of the Company at any time, such information as may reasonably be required by the Company to determine his compliance with the covenants contained in this Section 9(e). Employee may at any time advise the Company of the facts surrounding any proposed acquisition or involvement in any business enterprise and request the Company's written approval that, based solely upon such facts, such acquisition or involvement does not violate the covenants contained in this
     Section 9(e). Such approval shall not be unreasonably withheld.

          (f) SCOPE OF COVENANTS. In the event that any provision of the covenants contained in this Section 9 shall be determined by any court of competent jurisdiction to be unenforceable by reason of it being extended over too great a period of time, too large a geographic area, or too great a range of activities, it should be interpreted to extend only over the maximum period of time, geographic area, or range of activities as to which it may be enforceable.

          (g) SPECIFIC PERFORMANCE. A breach by Employee of any of the covenants contained in this Section 9 may cause irreparable damage to the Company, the extent of which may be difficult to ascertain, and the award of damages may not be adequate relief. Consequently, the Company may institute an action to compel the specific performance of these covenants and Employee consents to the award of such remedy, which remedy shall be cumulative, not exclusive, and shall be in addition to any other remedy.

          (h) SURVIVAL OF COVENANTS. The covenants contained in this Section 9 shall survive termination of this Agreement.

     10. MISCELLANEOUS.

          (a) Except as otherwise expressly provided herein, this Agreement shall not be changed, modified, terminated, canceled or amended except by a writing signed by each party to this Agreement.

          (b) This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof, and merges and supersedes all prior discussions, agreements and undertakings of every kind and nature between them with respect to the subject matter hereof.

          (c) The descriptive headings of the Sections and Paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (d) The parties hereto acknowledge and agree that the consideration for the covenants of Employee stated herein is the entering into of this Agreement and the performance of the parties' respective obligations.

          (e) This Agreement is based upon the personal services of Employee, and the rights and obligations of Employee shall not be assignable. Nothing in this Agreement shall prohibit or impair Company's right to assign all or any part of Company's rights, duties or obligations under this Agreement pursuant to any merger, consolidation, reorganization, sale of stock, sale of assets, change of name or similar arrangement involving the Company, and Employee hereby consents to any such assignment which shall be effective upon the mailing of written notice thereof to Employee.

          (f) To be effective, all notices, requests and demands to or upon the respective parties hereto shall be in writing or by facsimile transmission or telex (unless otherwise expressly provided herein), and shall be deemed, unless otherwise expressly provided herein, to have been duly given or made, in the case of written notice, upon hand delivery or upon three (3) business days after deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, and in the case of facsimile notice, upon telephone confirmation of transmission, and in the case of telex notice, when sent, answerback received, addressed as follows or to such other address as the respective parties hereto may designate in writing to the other parties pursuant to this provision:

               Employee:
                               ------------------------------

                               ------------------------------

                               ------------------------------

               With a copy to:

                               ------------------------------

                               ------------------------------

                               ------------------------------

               The Company:    United Magazine Company
                               5131 Post Road
                               Dublin, Ohio
                               Attn:  Chairman
                               Facsimile No: (614) 792-2029

               With a copy to: Baker & Hostetler
                               65 East State Street
                               Columbus, Ohio 43215
                               Attn:  Robert M. Kincaid, Esq.
                               Facsimile No: (614) 462-2616

          (g) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute but one (1) and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

          (h) This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio, excluding conflict of law principles. Any and all actions regarding this Agreement or the transactions contemplated hereby brought by the Company may, and all such actions brought by Employee shall, be forumed and venued in Franklin County, Ohio. Employee hereby consents to the jurisdiction of the courts of the State of Ohio, in Franklin County, Ohio, and the United States District Court for the Southern District of Ohio, and their respective appellate courts, for purposes of enforcement of this Agreement, and waives any contention that any such court is an improper venue for such enforcement.

          (i) Any claim of Employee or the Company relating to this Agreement, employment hereunder, or termination of employment, shall be determined by binding arbitration in the City of Columbus, Ohio, in accordance with the rules then prevailing of the American Arbitration Association, by a panel of three (3) arbitrators, and judgment upon the award rendered by the arbitrators may be entered in a court of competent jurisdiction.

          (j) The invalidity of any provision or provisions of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if any invalid provisions were omitted.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                        UNITED MAGAZINE COMPANY,
                                        an Ohio corporation

/s/ Ruth Hunter Smith                   /s/ Ronald E. Scherer
------------------------------------    ----------------------------------------
Witness                                 By:  Ronald E. Scherer
                                        Its: Chairman
/s/ Pamela S. Bobson
------------------------------------
Witness                                 EMPLOYEE


------------------------------------    ----------------------------------------
Witness                                 Thaddeus A. Majerek


------------------------------------
Witness